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                                                                      EXHIBIT 23


                            HENRY L. CREEL CO., INC.
                           CERTIFIED PUBLIC ACCOUNTANT
                                 (216) 491-0800
                               FAX (216) 491-0803




March 28, 2002


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated June 21, 2001 and revised March 26, 2002 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in Amendment No. 3 to the Company's report on Form 10-KSB for the fiscal year ended December 31, 2000.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA











                    3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120